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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 22, 2001
Date of Report

(Earliest Reported
Event is April 1, 2001)

DUPONT PHOTOMASKS, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-20839

Delaware (State or other jurisdiction of incorporation or jurisdiction)	74-22238819 (IRS Employer Identification No.)
131 Old Settlers Blvd.
Round Rock, TX	78664
(Address of principal executive offices)	(Zip Code)

(512) 244-0024
(Registrant's telephone number, including area code:)

(Former names or former address, if changed since last report)

Item 5. OTHER EVENTS

        Filed as an exhibit hereto is DuPont Photomasks, Inc.'s press release, dated April 1, 2002, announcing that Schott Lithotec AG has acquired DPI's photoblank business unit and that Schott and DPI have entered into a long-term supply agreement to provide DPI continued reliable access to commercial photoblanks.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

        Exhibit 10.23    Blank Supply Agreement dated March 31, 2002. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

        Exhibit 99.1      Press Release dated April 1, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2002	DUPONT PHOTOMASKS, INC.
	By:	/s/ JOHN M. LYNN John M. Lynn Executive Vice President, General Counsel & Secretary

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SIGNATURES